EXHIBIT 10.1
STW resources Holdings Corp.
SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into as of November 21, 2011, between STW Resources Holdings Corp.(the “Seller”), and _________ (the “Purchasers”).

W I T N E S E T H:

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to buy from Seller, ______ shares (the “Shares”) of restricted common stock, par value of $.001 (the “Common Stock”), of STW Resources Holding Corp. at a purchase price of $0.03 per share.

NOW, THEREFORE, in consideration of and subject to the mutual agreements, terms and conditions herein contained the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.           PURCHASE AND SALE OF SHARES

1.111           Purchase of Shares.   Subject to the terms and conditions set forth herein, Purchaser hereby subscribes for and agrees to purchase, and Seller hereby agrees to sell, assign, transfer and deliver to Purchaser, the 144 Restricted Shares for an aggregate consideration of $_______ (the “Purchase Price”). Furthermore, in conjunction with the issuance of the Shares, Seller shall issue to Purchaser a warrant for the purchase of ______ shares of Seller common stock at an exercise price of $0.20 and a maturity date of November 15, 2013.

1.2         Closing Date. The closing of the transactions contemplated hereby shall take place at 10:00 a.m. EST, on November 21, 2011, or at such other location, date and time, as may be agreed upon between Purchaser and Seller, or by facsimile or other electronic means (such closing being called the “Closing” and such date and time being called the “Closing Date”).

1.3           Delivery.  At the Closing, (i) Seller shall deliver to Purchaser or its designee a certificate or certificates registered solely in Purchaser’s name representing the Shares or sufficient evidence that the Shares have been delivered by electronic transfer, (ii) the Purchaser shall deliver the Purchase Price in connection with this transaction, by wire transfer of immediately available funds to the account designated in Exhibit A.

2.           REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser that:

2.1           Authorization.  Seller has all requisite power, authority and legal capacity to execute and deliver this Agreement, and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Seller in connection with the consummation of the transactions contemplated by this Agreement. This Agreement constitutes the legal, valid, and binding obligation of Seller enforceable in accordance with its terms, except to the extent limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and (b) general principles of equity, and except that enforcement of rights to indemnification contained herein may be limited by applicable federal or state laws or the public policy underlying such laws, regardless of whether enforcement is considered in a proceeding in equity or at law.

2.2           No Conflict.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under any provision of any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or his properties or assets.  Neither the execution and delivery of this Agreement by Seller, nor the consummation of the transaction contemplated hereby, will result in the imposition of any security interest upon the Shares.

2.3           Title to Shares.  Seller owns beneficially and of record, and has good and indefeasible title to, the Shares, free of all security interests, pledges, charges, liens, or encumbrances of any kind.  Seller did not acquire any of the Shares in violation of any preemptive right of any person.

2.4           Securities Compliance and Restricted Shares.  The Shares were acquired by Seller in a transaction that complies with all applicable federal and state securities laws and regulations under Rule 144.  All shares are restricted in compliance with Rule 144 promulgated under the Securities Act of 1933, as amended.

3.           REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

3.1           Organization. Purchaser is an individual, and not a corporate entity or a trust

3.2           Authority. Purchaser has the authority, as an individual, necessary for the authorization, execution, delivery and performance of this Agreement.  This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except to the extent limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application related to the enforcement of creditors’ rights generally and (b) general principles of equity, and except that enforcement of rights to indemnification contained herein may be limited by applicable federal or state laws or the public policy underlying such laws, regardless of whether enforcement is considered in a proceeding in equity or at law.

4.           CONDITIONS PRECEDENT TO CLOSING

4.1           Conditions to Obligations of Purchaser.  Purchaser’s obligation to purchase the Shares pursuant to this Agreement is subject to the satisfaction or waiver, at or prior to the Closing Date, of each of the following conditions:

(a)           Representations and Warranties. The representations and warranties of Seller under Section 2 of this Agreement shall be true, complete and correct on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date, and Seller shall have certified to such effect to Purchaser in writing.

(b)           No Order Pending.  There shall be no order, ruling, judgment or decree in effect, including of any regulatory agency, which would enjoin or prohibit the transactions contemplated hereby.

(c)           Delivery of Stock Certificates. Seller shall have delivered a stock certificate or stock certificates representing the Shares.

(d)           Agreements, Conditions and Covenants.  Seller shall have performed or complied in all respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing Date.

4.2           Conditions to Obligations of Seller.  Seller’s obligation to sell and transfer the Shares pursuant to this Agreement is subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

(a)           Representations and Warranties. The representations and warranties of Purchaser under Section 3 of this Agreement shall be true, complete and correct on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

(b)           No Order Pending.  There shall be no order, ruling, judgment or decree in effect, including of any regulatory agency, which would enjoin or prohibit the transactions contemplated hereby.

(c)           Agreements, Conditions and Covenants.  Purchaser shall have performed or complied in all respects with all agreements, conditions and covenants required by this Agreement to be formed or complied with by it on or before the Closing Date.

5.           COVENANTS

5.1           both parties hereby acknowledge that:  (i) each of us may be, and both are proceeding on the assumption that each of us are, in possession of material, non-public information concerning the Company and its direct and indirect subsidiaries (the “Information”) which is not or may not be known to either party and that none of us have disclosed to the other party; (ii) Buyer is voluntarily assuming all risks associated with the purchase of the Securities and expressly warrants and represents that (x) none of us have made, and Buyer disclaims the existence of or its reliance on, any representation by any of us concerning the Company or the Securities and (y) Buyer is not relying on any disclosure or non-disclosure made or not made, or the completeness thereof, in connection with or arising out of the purchase of the Securities, and therefore has no claims against any of us with respect thereto; (iii) if any such claim may exist, Buyer, recognizing its disclaimer of reliance and each of our reliance on such disclaimer as a condition to entering into this transaction, covenants and agrees not to assert it against any of us or any of our respective partners, representatives, agents or affiliates; and (iv) none of us shall have liability, and Buyer waives and releases any claim that it might have against any of us or any of our respective partners, representatives, agents and affiliates whether under applicable securities law or otherwise, based on our knowledge, possession or nondisclosure to Buyer of the Information.  Buyer further represents and acknowledges that:  (i) it is a sophisticated institutional investor and an accredited investor (as defined in Rule 501(a) of Regulation D of the Securities Act of 1933), with sufficient knowledge and experience in investment transactions of this type to evaluate the merits and risks of this transaction; (ii) it is acquiring the Securities solely for its own account; (iii) it is able to bear the risk of loss of its investment in its entirety; and (iv) each of us is relying upon such acknowledgement and representation as a condition to entering into this transaction.

5.2           The parties will use their reasonable best efforts to complete the transactions contemplated hereby no later than November 21, 2011.  At Closing, the parties will deliver such documentation as may be reasonably requested by the other party’s counsel to effect the transactions contemplated herein.

5.3           Until the earlier of the termination hereof, the Closing, or the mutual written agreement of the parties, the parties agree as follows:

(a) Each party shall keep confidential any information obtained in connection with the transactions contemplated herein, unless such information has been rightfully obtained from a third party or is generally available to the public. In the event that public disclosure is required to be made by any regulation or law, or by any regulatory filing in connection with the transactions contemplated herein, such disclosure shall be agreed by all parties, including, without limitation, approval as to form and content.

(b) Seller shall provide Purchaser and its representatives with access to financial and other information relating to Company as may be reasonably necessary in order for Purchaser to make informed decisions as to the viability of the business arrangements contemplated herein.

6.           MISCELLANEOUS

6.11          Representations and Warranties. The representations and warranties of Seller and Purchaser shall not survive beyond the Closing.

6.2           Waiver, Amendment.  Neither this Agreement nor any provisions hereof shall be waived, modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, change, discharge or termination is sought.

6.3           Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either Company or Purchaser, without the prior written consent of each other party.

6.4           Section and Other Headings.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.5           Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without regard to principles of conflicts of laws thereof.

6.6           Counterparts.   This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

6.7           Notices.  All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

(a)	if to Purchaser:

[NAME]
[ADDRESS]

(b)	if to Seller:

STW Resources Holding Corp. Attn: Stanley Weiner, CEO

6.9           Binding Effect.  The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, permitted successors and assigns.

IN WITNESS WHEREOF, Company and Purchaser have executed this Agreement as of the date first written above.

[PURCHASER]

By:

STW RESOURCES HOLDING CORP.

By:
          Name: Stanley Weiner
          Title: CEO